                                                                   Exhibit 10.14

                                    ORIGINAL

                           TRADEMARK LICENSE AGREEMENT

      THIS AGREEMENT is made this 18th day of March, 2003 by and between YAMAHA
MOTOR CORPORATION, U.S.A., a California corporation, whose principal place of business is located at 6555 Katella Avenue, Cypress, California 90630
(hereinafter referred to as "YMUS") and YAMAHA MOTOR COMPANY, LTD., 2500
Shingai, Iwata, Shizuoka 4388501, Japan (hereinafter referred to as "YMC") (YMUS and YMC may be collectively referred to as "YAMAHA") and Padova International
U.S.A. (d.b.a. Execute Sports) a Nevada corporation whose principal place of business is located at 23121 Arroyo Vista Ste. B, Rancho Santa Margarita,
California 92688 (hereinafter referred to as "Licensee").

                                    RECITALS

      WHEREAS, YMC owns or is authorized to grant, for the purposes of this
Agreement, the rights in and to the trademark described in Schedule A, attached hereto, as well as, names, titles, symbols, designs, copyrights, trademarks, artwork, and elements embodied in or derived from the property (hereinafter collectively referred to as the "Property"); and

      WHEREAS, Licensee desires to obtain from YMC the right to use the Property on and in connection with the manufacture, sales, distribution and promotion of the articles described below, and YMC is willing to grant such right based upon the terms and conditions set forth below;

      WHEREAS, YMUS is a wholly-owned subsidiary of YMC and YMC desires that
YMUS manage and maintain the Trademark License Agreement with those Licensee's that will market the Licensed Product in North America.

      WHEREAS, YMUS desires to manage and maintain the North America Trademark
License Agreements for YMC.

      NOW, THEREFORE, in consideration of the mutual promises and undertaking herein contained, it is hereby agreed:

1)    GRANTS OF LICENSE

      (a) Grant: YMC hereby grants to Licensee a non-exclusive, non-transferable license, for the term of this Agreement and subject to its terms and conditions, the non-exclusive right, license and privilege to use the Property in the manner described herein in association with the Articles listed in Schedule B, attached hereto except as provided in Paragraph's 14 hereof.

      (b) Articles: For purposes of this Agreement, Articles shall be those products listed in Schedule B attached hereto which bear the Property.

      (c) Territory: The license hereby granted extends only to the Territory described in Schedule C, attached hereto.

      (d) Term: Unless sooner terminated in accordance with the provisions hereof, the initial term of the license hereby granted and the renewal terms, if any are to be provided hereunder, shall extend for the periods set forth in
Schedule D, attached hereto.

      (e) Net Sales: Shall mean all gross sales of all Licensee's Articles, no deduction shall be made for cash or other discounts or uncollectible accounts.

      (f) Sold: Shall mean when Articles are billed out, delivered or shipped by or on behalf of Licensee, whichever shall first occur.

      (g) Affiliates: An entity shall be related to or affiliated with a party hereto if one of them is a subsidiary of the other or both are subsidiaries of the same body corporate or each of them is controlled by the same person. If two bodies corporate are affiliated with the same body corporate at the same time, they shall be deemed to be affiliated with or related to each other.

2.    TERMS OF PAYMENT

      (a) Rate: Licensee agrees to pay to YMC as its royalty a sum equal to the percentage set forth in Schedule E, attached hereto, of all Net Sales by
Licensee or its Affiliates. No costs incurred in the manufacture, sale, distribution or promotion of the Articles or in the payment by Licensee of taxes of any nature shall be deducted from any royalty payable by Licensee.

      (b) Minimum Royalties: Licensee agrees to pay to YMC a minimum royalty consisting of an advance payment to be applied against a minimum guarantee against which royalty payments shall be credited for each annual period in the initial term hereof and in any renewal term hereunder, in the amounts and in the manner specified in Schedule F, attached hereto. All royalty payments, advance payments and minimum guarantee payments shall be made payable to YMC and sent to
YMC with a copy to YMUS, in accordance with Paragraph 19, Schedule J. No part of any such minimum royalty shall in any event be repayable to Licensee. Royalty payments which exceed any annual period's minimum royalty guarantee in the initial term or any renewal term(s) shall not be credited toward the minimum royalty guarantee of any succeeding annual period in either the initial or renewal term(s).

      (c) Periodic Statements: Within thirty (30) days after the close of the calendar quarter in which the initial shipment of articles covered by this
Agreement is made, and thereafter within thirty (30) days after the close of each calendar quarter, Licensee shall furnish to YMC and YMUS, in the form attached hereto as Exhibit B, signed by Licensee and certified as accurate indicating all of the following information by month:

            (1)   Total invoice price of all licensed Articles Sold by Licensee or its Affiliates during the period covered by such percentage royalty payment.

            (2)   Computation of the amount of percentage royalty payable
                  hereunder for said period.

            (3)   Identification of the customers and the licenses Articles
                  including SKU, description and quantity that they purchased.

            Such statements shall be furnished to YMUS and YMC, whether or not any of the Articles have been Sold during said period. All information shall be shown separately for each country within the territory. Licensee agrees that royalty reports will indicate clearly (by name of character or similar description) the Articles Sold and will be given in sufficient detail to YAMAHA to separate royalties by Article. It is understood that timely rendering of all statement required hereunder is essential under the terms of this Agreement, and failure to render such statements in a timely fashion shall be deemed to be a breach of the Agreement immediately after the deadline has gone by, regardless of whether YMUS gives Licensee notice to this effect.

      (d) Records and Audits: Licensee shall keep and maintain complete and accurate records of the transactions underlying the accounting statements to be furnished hereunder, and shall allow representatives of YMUS during office hours and upon reasonable notice to Licensee to inspect and make extracts or copies of such records for the purpose of ascertaining the correctness of such statements.
If any such examination or audit shall reveal a deficiency of Royalty Payments due YMC, Licensee shall send payment to YMC with copy to YMUS, within ten (10)
days of receipt of notice to cure the deficiency to YMC of any deficiency plus interest from the date when such deficiency should have been paid at 2% above the prime rate as quoted by the Chase Manhattan Bank in New York for the period of such deficiency. Furthermore, in the event such examination or audit reveals any deficiency of five percent (5%) or more, Licensee shall pay, in addition to such deficiency, the cost of such examination and audit. Upon demand of YMUS, but not more than twice in any twelve (12) month period, Licensee shall at its own expense furnish to YMC and YMUS a detailed statement prepared by an independent certified public accountant showing the style number, sales of each respective style number, description, gross sales price, itemized deductions from gross sales price, Net Sales of the Articles covered by this Agreement distributed and/or Sold by Licensee to the date of YMC and YMUS' demand. All books of account and records shall be kept available for at least five (5) years after the termination of this license.

      (e) Royalty Payments: Licensee shall remit to YMC with copy to YMUS, the royalties due in excess of any previously paid advance sum for each calendar quarter within thirty (30) days after the close of each calendar quarter, and payment shall be made with the statement rendered for that quarter. Payment shall be in U.S. funds payable to YMC. The receipt or acceptance by YMC of any of the statements hereunder, or any royalties paid hereunder, or the cashing of any royalty check paid hereunder, shall not preclude YMC or YMUS from questioning the correctness thereof at any time, and in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall be immediately rectified with the appropriate payment made by Licensee in accordance with the terms stated in Paragraph 2(d).

3)    LICENSOR'S RIGHTS

      Licensee recognizes all of YMC's rights and interest in and to the
Property and that all use of the Property licensed hereunder inures to the benefit of YMC. No right, title, or interest, except the license interest granted by Paragraph 1 hereof, is transferred by this Agreement to Licensee.
Licensee agrees that it shall not claim any title to or right to use the
Property except pursuant to this Agreement, and it shall not at any time attack or challenge the right of YMC in and to the Property, regardless of the nature or basis or forum of such attack or challenge, and regardless of whether it relates to title or validity. Licensee hereby agrees that at the termination or expiration of this Agreement, Licensee will be deemed to have assigned, transferred and conveyed to YMC all rights in the Property which may have been obtained by Licensee or which may have vested in Licensee as a result of its activities under this Agreement, and Licensee will execute any reasonable instruments requested by YMUS to accomplish or confirm such assignment, transfer and conveyance. No consideration other than the mutual covenants and considerations of this Agreement shall be necessary for any such assignement, transfer or conveyance.

4)    ADVERTISING

      (a) Licensee agrees not to advertise or publicize any of the Articles licensed hereunder in any medium without the prior written approval of YMUS, which approval shall not be unreasonably withheld.. All advertising and promotional materials including, but not limited to, artwork, displays, and copy, shall be submitted by Licensee to YMUS for written approval prior to the use of any such advertising or promotional materials.

      (b) YAMAHA shall use the Property and shall have the right to use
Licensee's name so as to give the Property, Licensee, YAMAHA, and any other production in any medium, which may be based upon the Property, full and favorable prominence and publicity. YAMAHA shall not be under any obligation whatsoever to advertise, broadcast, exhibit or use the Property or any person, character, symbol, design or likeness or visual representation thereof in any medium.

5)    QUALITY OF MERCHANDISE

      (a) Licensee agrees that the Articles covered by this Agreement at all times shall be of high standard and of such style, appearance and quality as to protect and enhance the Property and the good will pertaining thereto, shall meet YAMAHA'S quality standards and specifications, and shall be manufactured,
Sold, distributed and promoted in accordance with all applicable Federal, State and local laws. Before selling or distributing any of the Articles, Licensee shall furnish to YMUS free of cost, for its written approval, the following in the order listed:

            1)    Sketches (when applicable)
            2)    Finished artwork and final proofs (when applicable)
            3)    Pre-production samples or strike offs.
            4)    Finished products, including packaged samples.
            5)    All other finished displays, labels, packing and wrapping
                  material.

            The quality and style of such Articles as well as of any finished displays, labels, packing or wrapping material shall be subject to the approval of YMUS. Any item submitted to YMUS shall not be deemed approved unless and until the same shall be approved by YMUS in writing. After samples have been approved pursuant to this paragraph, Licensee shall not depart there from in any material respect without YMUS' prior written consent, and Licensor shall not withdraw its approval of the approved samples except on sixty (60) days prior written notice to Licensee. In the event YMUS does withdraw its prior written approval, Licensee has one hundred and eighty (180) days to sell off any of its
Articles on hand or in process at the time, with any of the prior approved artwork. Before Licensee has commenced selling any such Articles covered by this
Agreement, Licensee shall furnish to YMUS without cost twelve (12) samples of each such Article, together with any displays, labels, packing and wrapping material used in connection therewith. Thereafter, YMUS may request from time to time, individual random samples of each Article and its related material as herein before described, being manufactured and Sold by Licensee hereunder.

      (b) YAMAHA shall have the right to take samples at random from production runs twice a year but that, if quality problems are encountered as a result of the examination of samples, YAMAHA shall have the right to take such samples more frequently in an effort to assure that proper quality control has been established. YAMAHA shall also have the right to have its representatives visit the plant or plants where the Articles covered by this Agreement are made and where the displays, packaging material and the like are printed or produced in order to determine whether or not proper quality controls are being exercised.

6)    LABELING

      Licensee shall cause to appear on or within each Article Sold by Licensee under the terms of this Agreement, and on or within all advertising, promotional or display material and on all packaging, wrappers, labels, tags, and any other printed material employing the Property, the copyright notice as specified in
Schedule G, attached hereto, or other notice or notices as may reasonably be specified by YMUS, to the extent that this may be feasible in light of the size and nature of the Articles and associated materials. Licensee shall cause to appear on all Articles Sold by Licensee under the terms of this Agreement and on all advertising, promotional and display material, and on all packaging, wrappers, labels, tags, and other printed material used on or in connection with the Articles employing the Property, appropriate trademark or service mark notices, approved by YMUS, which, in case of goods sold in the United States under registered trademarks and service marks, shall be (R) (or "Registered in the United States Patent and Trademark Office" or "Reg. U.S. Pat. & TM. Off").
Each and every tag, label, wrapping, and packaging containing any such notice and all advertising, promotional or display material bearing the Property shall be submitted by Licensee to YMUS for its written approval prior to use by
Licensee. Approval by Licensor shall not constitute waiver of Yamaha's rights or
Licensee's duties under any provisions of this Agreement.

7)    APPROVALS BY YAMAHA

      Any such request for approval shall be submitted to YMUS on the two page form attached hereto as Exhibit A. With respect to all written approvals by YMUS required under Paragraphs 5(a), 6(a), and 7 of this Agreement, each item submitted by Licensee shall be deemed disapproved if Licensee has not received written approval from YMUS of the items in questions within fifteen (15)
business days after its submission by Licensee to YMUS. Nothing herein, however, shall be deemed to obligate YMUS to respond to any such submission prior to the expiration of the fifteen (15) business day period provided hereunder.

8)    YAMAHA'S WARRANTY AND INDEMNIFICATION

      (a) YMC represents and warrants that it holds all such rights and interest in the Property as are required to permit YMC and YMUS to enter into this
Agreement and this it is authorized to enter into and perform this Agreement.
Furthermore, YMC represents and warrants that the Property is valid and subsisting and that it shall, at its own expense, maintain same in good standing including effecting any requisite registrations and renewals thereof.

      (b) YMC and YMUS represents and warrants that use of the Property in connection with the manufacture, distribution, sale and promotion of the
Articles will not violate or infringe the right of any third party.

      (c) YAMAHA represents and warrants that any products that have been or will be licensed by YAMAHA to other licensees do not and will not violate any of the rights that YAMAHA has granted to Licensee under the terms of this
Agreement. YAMAHA also represents and warrants that the Property licensed to
Licensee for use on the Articles under the terms of this Agreement does not violate any of the rights that the YAMAHA has granted or will grant to other licensees. YAMAHA hereby represents, warrants and indemnifies Licensee against and undertakes to hold it harmless from all actions, claims or suits brought against Licensee arising out of the use of the Property by Licensee that relate to Licensor's possession of right, title and interest in the Property and/or to
YAMAHA's entitlement to grant this license for the use of the Property on and in connection with the manufacture, sale, distribution and promotion of the
Articles set forth in Schedule B. Licensee agrees that:

            1)    Licensee shall provide YMUS with prompt notice of any such action, claim or suit;

            2)    YMUS shall have the sole right and option to undertake and conduct the defense of any action, claim or suit so brought;

            3)    If Licensee with the authorization from YMUS, undertakes and conducts the defense of any such action, claim or suit,
                  Licensee shall not make or execute any settlement of any
                  action, claim or suit without the prior written consent, of
                  YMUS; and

            4)    Licensee shall reasonably cooperate with YMUS in any action, claim or suit undertaken and conducted by YMUS.

      (d) YAMAHA shall indemnify and hold Licensee harmless from and against any and all damages, liabilities, costs (including reasonable attorneys' fees) and expenses incurred by Licensee as a result of any temporary or final legal judgment or settlement arising out of or resulting from any alleged breach by
YAMAHA of the representations and warranties contained in Paragraph 9(a), 9(b)
and 9(c) to the extent such judgment(s) and settlement(s) relate(s) to aspects of the licensed Articles covered by this Agreement.

      (e) Licensee shall give YMUS thirty (30) days notice to correct any alleged breach by YAMAHA, and Licensee will not commence any action against
YAMAHA or any other licensees of the Property without giving Licensor thirty
(30) days prior notice of such suit, nor will it in any such action seek preliminary injunctive relief or a temporary restraining order against use of the Property without giving YAMAHA fifteen (15) days notice of motion. It is expressly agreed that a breach of the terms of this subsection shall be adequate grounds for termination of this license, which termination shall be effective forthwith upon YMUS' mailing a notice to Licensee in accordance with the notice provision of Paragraph 20. Termination of this Agreement pursuant to this subsection shall be without prejudice to any rights that Licensee may otherwise have against YAMAHA.

9)    PROTECTION OF YAMAHA'S RIGHTS

      Licensee agrees to use its best efforts to assist YAMAHA to the extent necessary to protect YAMAHA's rights to the Property. YAMAHA may commence or prosecute any actions, claims or suits in its own name or in the name of
Licensee, or join Licensee as a party thereto. Licensee shall notify YMUS in writing of any infringements or imitations of the Property on Articles similar to those covered by this Agreement which may come to Licensee's attention, and
YMUS shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations. Licensee shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of the YMUS to do so.

10)   INDEMNIFICATION BY LICENSEE AND INSURANCE

      (a) Licensee shall defend and indemnify both YMUS and YMC, its officers, directors, agents and employees, against all costs, expenses and losses
(including reasonable attorneys' fees) incurred through claims of third parties against YMUS and/or YMC based on the manufacture or sale of the Licensed
Products including, but not limited to, a result of temporary or final legal judgment arising out of any alleged unauthorized use of any patent, copyright, design, mark, process, idea, method or device by Licensee in connection with the
Articles covered by this Agreement (except for claims that the Property infringes any copyright, design, patent, mark or idea) or any other alleged act or omission by Licensee and from all claims, suits, loss or damages arising out of alleged defects in the Articles, or any alleged failure adequately to perform any agreement or render any service in respect of the Articles, or any injury resulting from the use of the licensed Articles or the rendering of any services in respect of the Articles. The provisions of this subsection (a) shall survive the termination of this Agreement.

      (b) Prior to the first offer for sale of any Licensed Article and during this Agreement and for three (3) years after its expiration or termination,
Licensee will obtain, at it's own expense, general liability insurance, including product liability, complete operations liability, contractual liability, and advertising injury insurance for the Licensed Articles, related trade dress, containers, and advertising and promotional materials from a recognized insurance company that is licensed to do business in any state within the United States, providing adequate protection for YMUS and YMC (as well as for Licensee) as set forth in Schedule I, attached hereto. Licensee further agrees that YAMAHA will have the annual right to require Licensee to cause such insurance policy or policies limits to be increased by a reasonable amount or modified form and content in reasonable way. Such policy shall provide protection against any and all claims, suits, loss, causes of action or damage arising directly or indirectly from or out of the design, testing, manufacture, sale, distribution, advertisement, labeling, safety, use, misuse, or out of any alleged defects or failure to perform in the Articles or any material used in connection therewith or any use thereof, with such policy naming Yamaha Motor
Corporation, U.S.A. and Yamaha Motor Co., Ltd. and its employees as an
"Additional Insured". Such insurance policy shall provide that it cannot be canceled without thirty (30) days prior written notice to YMUS. As proof of such insurance, a fully paid certificate of insurance naming YAMAHA, its employees as an "Additional Insured" party shall be submitted to YMUS by Licensee for YMUS'
prior approval before any Article is distributed or Sold hereunder, and no later than thirty (30) days after the commencement of the initial term of this
Agreement. Any proposed change in certificates of insurance shall be submitted to YMUS for its prior approval. YMUS shall be entitled to a copy of the ten prevailing certificate of insurance, which shall be furnished to YMUS by
Licensee.

      (c) For purposes of this paragraph, "YAMAHA, YMUS, YMC" shall also include the grantor(s), officers, directors, agents and employees of YAMAHA, YMUS, YMC its Affiliates, and any other product in any medium, which may be based upon the
Property, the producers of said products, any sponsor of said products and its advertising agencies, and their respective officers, directors, agents and employees.

11)   ARTWORK AND PROMOTIONAL MATERIAL

      In all cases where Licensee desires artwork and related material in connection with its use and promotion of the Property, the cost of same and the time for production thereof shall be borne by Licensee. All such artwork and related material incorporating the Property or any production thereof, notwithstanding their invention, creation or use by Licensee, shall be and remain the property of YMUS; and YMUS shall be entitled to use the same and to license the use of same by others provided such use does not conflict or compete with or impair or diminish Licensee's use thereof during the term of this
Agreement.

12)   YAMAHA's REPUTATION

      Licensee agrees that it will not do any act or thing which may in the reasonable opinion of YAMAHA bring YAMAHA or its products into contempt, serious disrepute or ridicule or portray any of these in a manner which is or can be reasonably construed as being grossly offensive or unsafe (e.g., encouraging reckless and unsafe riding or racing on an open public roadway); include any material in the Licensed Product which is lewd, grossly obscene or defamatory under the law of any country in which the Licensed Product is officially distributed (e.g., obscene language, nudity); and do any act which, in the reasonable opinion of YAMAHA, damages or tarnishes the goodwill, image, or reputation of YAMAHA, and their respective products and trademarks.

13)   DISTRIBUTION

      (a) During the term of this Agreement, Licensee will diligently and continuously manufacture, offer to sell, distribute and promote the Articles covered by this Agreement and will make every effort to maintain adequate arrangements for the efficient distribution of the Articles. In this respect
Licensee shall offer for sale by the marketing date specified in Schedule H, attached hereto, with delivery within a reasonable time thereafter, at least one of the Articles in each of the categories listed in Schedule B. If at any time thereafter Licensee for a period of three (3) consecutive months has failed to offer to sell and to manufacture and distribute any of the Articles (or any class or category of the Articles) covered hereunder, YAMAHA, in addition to all other remedies available to it hereunder, may terminate this Agreement with respect to such Articles or class or category thereof which have not been so offered for sale and manufactured and distributed during such period by giving notice of termination to such effect to Licensee in accordance with the notice provision of Paragraph 19. Without limiting the foregoing, or any other obligations of Licensee under this Agreement, but on the condition that YMUS provides prior written notice in accordance with the notice provision of
Paragraph 19.

      (b) Licensee shall not knowingly sell or distribute the Articles to jobbers, wholesalers, distributors, retail stores, merchants or any other third party whose sales or distribution are or will be made for publicity or promotional tie-in purposes, combination sales, premiums, giveaways or similar methods of merchandising without prior approval.

      (c) In the event any sale is made at a special price to any of Licensee's
Affiliates or to any other person, firm, or corporation related in any manner to
Licensee or its officers, directors or major stockholders, Licensee shall pay a royalty on such sales based upon the price generally charged the trade by
Licensee.

      (d) Licensee agrees to keep YMUS, at its request, advised of the wholesale and suggested retail prices at which Licensee sells the Articles covered hereunder.

      (e) Licensee will sell to YAMAHA such quantities of the Articles as YMUS shall request at as low a rate on as good terms as Licensee sells similar quantities of the Articles to the general trade.

14)   DEFAULT & TERMINATION

The following termination rights are in addition to the termination rights provided elsewhere in the Agreement.

      (a) Immediate Right of Termination. YAMAHA shall have the right to immediately terminate this Agreement by giving written notice to Licensee in the event that Licensee does any of the following:

                        1) unless otherwise prohibited by law, if a petition in
                        bankruptcy is filed by or against Licensee and such
                        petition is not vacated within sixty (60) days, or if
                        Licensee becomes insolvent, or makes an assignment for
                        the benefit of its creditors or an arrangement pursuant
                        to any bankruptcy law, or if Licensee discontinues its
                        business or if a receiver is appointed for it or its
                        business, to the fullest extent permitted by law at the
                        time of the occurrence, the license hereby granted shall
                        automatically terminate forthwith without any notice
                        whatsoever being necessary. In the event this Agreement
                        is terminated as a result of the bankruptcy or
                        insolvency of Licensee, Licensee, its receivers, agents,
                        representatives, trustees, administrators, successors,
                        and/or assignees shall have no right to sell, exploit or
                        in any way deal with or in any Articles covered by this
                        Agreement or any carton, container, packing, or wrapping
                        material, advertising, promotional or display material
                        pertaining thereto, except with and under the special
                        consent and instructions of Licensor in writing, which
                        they shall be obligated to follow;

                        2) after having commenced sale of the License Articles,
                        fails to continuously sell Licensed Products for three
                        (3) consecutive Royalty Periods;

                        3) fails, after receipt of written notice from YAMAHA,
                        to immediately discontinue the distribution or sale of
                        the Licensed Articles or the use of any packaging or
                        promotional material which does not contain the
                        requisite legal legends; or

                        4) fails to make timely payment of Royalties when two or
                        more times during any twelve-month period.

14)   BREACH

      (a) If either party has materially breached or failed to perform any of its respective obligations under the terms of this Agreement, the other
(nonbreaching) party shall have the right to terminate the license hereby executed upon thirty (30) days notice in writing, in accordance with the notice provision of Paragraph 19, unless the breaching party shall completely remedy the breach within the thirty (30) day period, and satisfy the other
(nonbreaching) party that the failure or breach has been remedied. Termination of the license under the provisions of this subsection (a) shall be without prejudice to any rights, which either party may otherwise have against the other party. Upon termination of this license, if such termination is a result of breach by Licensee, all guaranteed royalties on sales therefore made shall become immediately due and payable; no advances against royalties shall be repayable; and the balance of any minimum royalty guarantees shall become immediately due and payable.

      (b) Furthermore, in the event that litigation of any nature with respect to the performance by YAMAHA or Licensee of their obligations hereunder is initiated, costs and expenses shall be payable in accordance with any order of the court or arbitration panel presiding over such ruling.

15)   FINAL STATEMENT UPON TERMINATION OR EXPIRATION

      Sixty (60) days before the expiration of this license and, in the event of its termination, ten (10) days after receipt of notice of termination or the happening of the event which terminates this Agreement where no notice is required, a statement showing the number and description of Articles covered by this Agreement on hand or in process shall be furnished by Licensee to YMUS.
YMUS shall have the right to take a physical inventory to ascertain or verify such inventory and statement, and refusal by Licensee to submit to such a physical inventory by YMUS shall forfeit Licensee's right to dispose of such inventory, with YMUS retaining all other legal and equitable rights Licensor may have in the circumstances.

16)   DISPOSAL OF STOCK UPON TERMINATION OR EXPIRATION

      After termination or expiration of the license under the provisions hereof, Licensee, except as otherwise provided in this Agreement, may dispose of
Articles covered by this Agreement which are on hand or in process at the time notice of termination is received or upon the expiration date, whatever the case may be, for a period of sixty (60) days thereafter, on a nonexclusive basis, provided advance and royalty payments are up to date for the current period and statements are furnished for that period in accordance with Paragraph 2. All applicable royalties which are to be paid on Articles on hand or in process at the time of termination shall be paid within twenty (20) days from the time the termination notice is received. The sell off period can not commence until sender has received from Licensee, the applicable prepaid royalty, with a copy to YMUS, for all of the Articles that are on hand or in process at the time of termination. Notwithstanding anything to the contrary herein, Licensee shall not manufacture, sell or dispose of any Articles covered by this license after its expiration or its termination based on the failure of Licensee to affix notice of copyright, patent, trademark or service mark registration or any other notice to the Articles, cartons, containers or packing or wrapping material or advertising, promotional or display material, or because of the departure by
Licensee from the quality and style approved by YMUS hereunder.

17)   EFFECT OF TERMINATION OR EXPIRATION

      (a) Upon and after the expiration or termination of this license
Agreement, all rights granted to Licensee hereunder shall revert to YAMAHA, who shall be free to license others to use the Property in connection with the manufacture, sale, distribution and promotion of the Articles covered hereby, and Licensee will refrain from further use of the Property or any further reference to it, in connection with the manufacture, sale, distribution or promotion of any product, except as provided in Paragraph (1 8). It shall not be a violation of any right of Licensee if YAMAHA should, at any time during the term hereof, enter into negotiations with another to license the use of the
Property with respect to the Articles listed in Schedule B, attached hereto, within the Territory, provided that it is contemplated that such prospective license agreement shall commence after the termination of this Agreement.

      (b) Throughout and after the term of this Agreement, Licensee will not manufacture, distribute, sell or promote any products with similar name, symbol, logo or trademark to that of the Property. In the event that the Licensee does manufacture, sell, distribute or promote any such products, the same shall be governed by the terms of this Agreement, including without limitation, the obligation to pay royalties in accordance with Paragraph 2 hereof.

18)   LICENSOR'S REMEDIES

      (a) Licensee acknowledges that its failure to commence in good faith to offer to sell, manufacture, distribute and promote the Articles listed in
Schedule B within the period specified in Paragraph 13, and to continue during the term hereof to use its best efforts to offer to sell, manufacture, distribute and promote the Articles covered by this Agreement will result in immediate and irreparable damage to Licensor.

      (b) Licensee acknowledges that its failure (except as otherwise provided herein) to cease the manufacture, sale, distribution or promotion of the
Articles covered by this Agreement at the termination or expiration of this
Agreement or any portion thereof will result in immediate and irreparable damage to Licensor and to the rights of subsequent licensee. Licensee acknowledges and admits that there is no adequate remedy at law for such failure to cease manufacture, sale, distribution or promotion, and Licensee agrees that in the event of such failure, YAMAHA shall be entitled to terminate this Agreement and to equitable relief by way of temporary and permanent injunctions and such other and further relief as any court of competent jurisdiction may deem just and proper.

19)   NOTICES

      All notices and statements required under this Agreement shall be in writing addressed to the parties as set forth in Schedule J attached hereto, unless notification of a change of address is given in writing. All such notices and statements shall be sent Certified Mail or Registered Mail, Return Receipt
Requested or by a reputable Commercial Air Express service (such as Fedex). The date of mailing shall be deemed the date the notice or statement is received by either party and such receipt is certified or registered with the post office or commercial air express service.

20)   RELATIONSHIP BETWEEN THE PARTIES

      Except as otherwise provided in this Agreement, Licensee shall not represent itself as the agent or legal representative of YAMAHA for any purpose whatsoever, and shall have no right to create or assume any obligation of any kind, express or implied, for or on behalf of YAMAHA in any way whatsoever. This
Agreement shall not create or be deemed to create any agency, partnership or joint venture between the Licensee and YAMAHA.

21)   NO ASSIGNMENT OR SUBLICENSE

      None of Licensee's benefits or obligations under this Agreement shall be transferred by assignment, merger, operation of law or any other means, nor shall Licensee delegate any of said benefits or obligations by sublicensing or any other means, except with the prior written consent of YMUS which consent shall not be unreasonably withheld. Any transfer or delegation of any of
Licensee's rights in violation of the preceding sentences shall be null and void. Any or all of YAMAHA's rights may be transferred or delegated by YAMAHA without restriction of any kind. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

22)   CONFIDENTIAL INFORMATION AND NON-DISCLOSURE

      Licensee acknowledges that, in the course of the performance of this
Agreement, Licensee may obtain confidential information or materials from YAMAHA including, without limitation, the following items related to the Property,
YAMAHA materials and/or Licensed Property: underlying literary material, creative elements, style guides, research material and data, specifications, processes, technological developments, or other proprietary materials. Licensee shall, at all times both during the Term and thereafter, keep all of such confidential information in confidence and trust. Licensee shall not use such confidential information other than as expressly permitted herein or by
Approval. Licensee agrees to return to YMUS any written, printed or other materials embodying such confidential information and/or materials, including all copies or excerpts thereof, given to or acquired by Licensee in connection with this Agreement. Licensee shall not directly or indirectly disclose to the public or to any non-essential person and/or entity any of the terms of this
Agreement without the prior written approval of YMUS, unless otherwise required to do so by any law established by any government with applicable jurisdiction.
Licensee acknowledges that any breach of the foregoing will cause irreparable injury to YAMAHA not readily measurable in monetary amounts; consequently,
YAMAHA shall, without waiving any other rights or remedies, be entitled to injunctive and/or declaratory relief in connection with any breach or threatened breach hereof.

23)   ENTIRE AGREEMENT

      This Agreement and the Schedules attached hereto, is intended by the parties as a final and complete expression of their agreement, and supersedes any and all prior and contemporaneous agreements and understandings related to
it.

24)   MODIFICATION AND WAIVER

      This Agreement may not be modified and none of its terms may be waived, except in writing signed by all parties. The failure of any party to enforce, or the delay by any party in enforcing, any of its rights shall not be deemed a continuing waiver or a modification of this Agreement.

25)   ACT OF GOD

      Neither party shall be responsible for or liable for failing to perform any part of this Agreement or indirectly resulting from or contributed to by any foreign or domestic embargoes, seizures, acts of God, insurrections, wars and/or continuance of war; acts of terrorism or the adoption or enactment of any law, ordinance, regulation, ruling or order directly or indirectly interfering with the performance under this Agreement; or lack of the usual means of transportation, fires, floods, explosion, strikes, earthquakes; or other events or contingencies beyond its control, either of the foregoing nature or of any kind.

25)   PARAGRAPH HEADINGS

      The headings of the paragraphs are for convenience only and in no way limit or affect the provisions hereof.

26)   AGREEMENT COUNTERPARTS

      This Agreement may be executed in any number of counterparts and all of these counterparts shall for all purposes constitute one Agreement binding on the Parties and be deemed originals for all purposes notwithstanding that all parties are not signatory to the same counterpart.

27)   SPECIAL PROVISIONS

      Licensee shall comply with the obligations set forth in Schedule B(x)
attached hereto. 28)

APPLICABLE LAW/VENUE

      This Agreement shall be governed and construed and all disputes arising hereunder shall be adjudicated, by application of the laws of the State of
California, and no other laws of any other jurisdiction, foreign or domestic, shall apply. In the event that one or more provisions shall at any time be found to be invalid or otherwise rendered unenforceable, such provision or provisions shall be severable from this Agreement, so that the validity or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

                                    YAMAHA MOTOR CORPORATION, U.S.A.
                                    and YAMAHA MOTOR COMPANY, LTD.

                                       By: /s/ S. Kato
                                           -------------------------------------
                                                 S. Kato/President

                                       Date: May 28, 2003

                                    Padova International (dba Execute Sports)
                                    (Licensee)

                                       By: /s/ Don Dallape
                                           -------------------------------------
                                       Title: CEO
                                       Name: Donald Dallape
                                       Date Signed: 3/18/03

SCHEDULE

Schedules attached to the License Agreement dated as of March 18, 2003 between **YAMAHA MOTOR COMPANY, LTD.** ("YMC") **YAMAHA MOTOR CORPORATION, U.S.A.** ("YMUS") ("YAMAHA" collectively) and **Padova International U.S.A.** ("Licensee").

SCHEDULE A: THE PROPERTY

1) The trade mark "YAMAHA"
2) Tuning Fork Mark
3) Strobe Design
4) All copyrights associated with the foregoing.

SCHEDULE B: THE ARTICLES

1) Motorcycle/ATV Graphics ______ INIT.
2) Motorcycle/ATV Seatcovers ______ INIT.

SCHEDULE B(x): SPECIAL PROVISIONS

1) Licensee agrees to spend in each annual period of this Agreement a minimum of 2% of the total of its Net Sales and F.O.B. Sales of the Property towards good faith effort advertising.

   a) The term advertising shall be defined as all spending related to the Property that is directed in the following media.

Co-op Advertising (with Retailer)	Radio Commercials
Outdoor Ads	Television Commercials
Print Ads (Trade & Consumer)	Trade Shows
Promotions	

SCHEDULE C: THE TERRITORY

1) Countries:
   a) United States, its territories, possessions, Puerto Rico
2) Channels of Trade:
   a) Authorized Yamaha Dealers
   b) Motorcycle Industry Aftermarket Distributor
   c) Motorcycle Industry Accessory Dealers

SCHEDULE D: TERM

1) Initial Term. Execution by parties through March 29, 2005

SCHEDULE E: ROYALTY RATE(S)

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1) Eight Percent (8%) of all Net Sales of the Articles Sold.

SCHEDULE F: MINIMUM ROYALTY

1) Initial Term: $5,000
2) Advance Royalty (due upon signing): $2,500
3) Minimum Royalty Per Year (per year of contract): $2,500
4) Guaranteed Royalty: $5,000

SCHEDULE G: TRADEMARK AND COPYRIGHT NOTICE(S)

1) TRADEMARK

   a) YAMAHA ®
   b) Yamaha, the Tuning Fork Mark, [list other trademarks] are trademarks of Yamaha Motor used under license. www.yamaha-motor.com
   c) Yamaha Licensed Product Logo

2) COPYRIGHT

   a) ™ & © 2003 Yamaha Motor licensed by ____________________. All Rights Reserved.

SCHEDULE H: MARKETING DATE

1) Introduction to the Trade: July 2003
2) Initial Shipments: Fall 2003

SCHEDULE I: INSURANCE

1) Licensee shall have secured insurance in accordance with Paragraph 12 for the sum of $1,000,000

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